                                   EXHIBIT 3










                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                       CALIFORNIA BEACH RESTAURANTS, INC.

                                       AND

                      THE PURCHASERS LISTED ON SCHEDULE 1.1








                                 March 30, 1999

                                  TABLE OF CONTENTS

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                                                                                                               Page
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1. AUTHORIZATION OF NOTES.........................................................................................1

         1.1 Sale and Purchase of Notes...........................................................................1
         1.2 Contemporaneous Transaction..........................................................................1
         1.3 Subordination........................................................................................1

2. CLOSING........................................................................................................2

         2.1 Payment and Delivery.................................................................................2
         2.2 Restrictive Legends on Certificates Evidencing the Securities; Stop Transfer Orders
               to Transfer Agent..................................................................................2

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................................3

         3.1 Organization and Qualification.......................................................................3
         3.2 Capitalization.......................................................................................3
         3.3 Authorization........................................................................................4
         3.4 Absence of Certain Changes...........................................................................4
         3.5 Financial Statements and Reports.....................................................................6
         3.6 No Undisclosed Liabilities...........................................................................6
         3.7 Consents and Approvals...............................................................................6
         3.8 No Violations........................................................................................7
         3.9 Subsidiaries.........................................................................................7
         3.10 Brokerage Fees and Commissions......................................................................8
         3.11 Litigation, etc.....................................................................................8
         3.12 Title to Properties; Encumbrances...................................................................8
         3.13 Lease/Concession Agreements.........................................................................8
         3.14 Taxes...............................................................................................9
         3.15 Employee Benefit Plans..............................................................................9
         3.16 Contracts...........................................................................................9
         3.17 Licenses, Permits and Authorizations...............................................................10
         3.18 Intangible Property................................................................................10
         3.19 Insurance..........................................................................................10
         3.20 Registration Rights................................................................................10
         3.21 Offering...........................................................................................10
         3.22 Disclosure.........................................................................................11

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..............................................................11

         4.1 Experience..........................................................................................11
         4.2 Investment..........................................................................................11
         4.3 Rule 144............................................................................................11
         4.4 Access to Data......................................................................................11
         4.5 Investor Questionnaire..............................................................................11


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
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5. PURCHASERS' CONDITIONS TO CLOSING.............................................................................12

         5.1 Representations and Warranties......................................................................12
         5.2 Performance.........................................................................................12
         5.3 Opinion of Company's Counsel........................................................................12
         5.4 Legal Investment....................................................................................12
         5.5 Note Repayment......................................................................................12
         5.6 Loan Agreement......................................................................................12
         5.7 Conduct of Business; No Material Adverse Change.....................................................12
         5.8 Sale of Securities..................................................................................12
         5.9 Proceedings and Documents...........................................................................13
         5.10 Qualification......................................................................................13

6. THE COMPANY'S CONDITIONS TO CLOSING...........................................................................13
         6.1 Representations and Warranties......................................................................13
         6.2 Performance.........................................................................................13
         6.3 Legal Investment....................................................................................13

7. COVENANTS OF THE COMPANY AND THE PURCHASERS...................................................................13

         7.1 Conduct of Business of the Company and Subsidiaries Pending Closing.................................13
         7.2 Access to Information...............................................................................14
         7.3 Best Efforts........................................................................................15
         7.4 Consents............................................................................................15
         7.5 Notification of Certain Matters.....................................................................16

8. POST-CLOSING COVENANTS OF THE COMPANY.........................................................................16

         8.1 Annual and Quarterly Financial Information..........................................................16
         8.2 Other Reports and Statements........................................................................17
         8.3 Reimbursement of Fees...............................................................................17
         8.4 Termination of Letter of Credit.....................................................................17
         8.5 Limitation on Indebtedness..........................................................................17

9. REGISTRATION RIGHTS...........................................................................................17

         9.1 Piggy Back Rights...................................................................................18
         9.2 Demand Registration Rights..........................................................................19
         9.3 Registration Not Required...........................................................................20
         9.4 Registration Procedures.............................................................................21
         9.5 Indemnification.....................................................................................23
         9.6 Rule 144............................................................................................26
         9.7 Mergers, etc........................................................................................26
         9.8 Transfer of Certain Rights..........................................................................26
         9.9 Amendments..........................................................................................27


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
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10. INDEMNIFICATION..............................................................................................27

         10.1 Losses.............................................................................................27
         10.2 Claims for Indemnification; Disputes...............................................................28

11. TERMINATION..................................................................................................30
         11.1 Effect of Termination..............................................................................30

12. MISCELLANEOUS................................................................................................30

         12.1 Amendment..........................................................................................30
         12.2 Survival of Representations and Warranties.........................................................30
         12.3 Entire Agreement; Assignment.......................................................................31
         12.4 Enforcement of the Agreement.......................................................................31
         12.5 Validity...........................................................................................31
         12.6 Notices............................................................................................31
         12.7 Governing Law......................................................................................31
         12.8 Descriptive Headings...............................................................................32
         12.9 Parties in Interest................................................................................32
         12.10 Counterparts......................................................................................32

13. CERTAIN PRE-EXISTING RIGHTS OF FIRST REFUSAL; NEW RIGHTS OF FIRST REFUSAL....................................32

         13.1 Pre-Existing Rights................................................................................32
         13.2 New Rights.........................................................................................32

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits:

         A  --    Form of 5% Convertible Subordinated Note Due March 25, 2003


Schedules:

         1.1      --    List of Purchasers, Principal Amount of Notes
         3.2      --    Options, Warrants
         3.8      --    Law Violations
         3.9      --    Subsidiaries
         3.11     --    Pending Litigation
         3.12     --    Liens
         3.16(b)  --    Breach of Agreements
         3.17     --    Licenses
         3.20     --    Registration Rights

                             NOTE PURCHASE AGREEMENT


        THIS NOTE PURCHASE AGREEMENT (the "Agreement") is entered into as of the 30th day of March, 1999, by and between California Beach Restaurants, Inc., a California corporation (the "Company") and the Purchasers listed on Schedule 1.1 (collectively, the "Purchasers" or "Noteholders" and each individually a "Purchaser" or "Noteholder").

        The Company and the Purchasers agree as follows:

        1. AUTHORIZATION OF NOTES. The Company has authorized the issuance and sale of $1,800,000 in principal amount of its 5% Convertible Subordinated Notes Due March 25, 2003 (the "Notes"). The Notes are convertible into an aggregate of 1,800,000 shares of Common Stock, par value $.01 per share ("Shares") of the Company on the terms and conditions hereinafter set forth. The Notes and Shares are sometimes collectively referred to hereinafter as the "Securities."

                1.1 Sale and Purchase of Notes. At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, and each Purchaser will buy from the Company, the respective number of Notes set forth opposite such Purchaser's name on Schedule 1.1 hereto for the aggregate consideration set forth on such Schedule. The Notes shall be delivered by the Company upon Closing (as hereinafter defined) to each Purchaser in accordance with Schedule 1.1 hereto.

                1.2 Contemporaneous Transaction. Concurrent with the Closing, the Company is retiring approximately $1,000,000 of indebtedness pursuant to a Line of Credit Agreement entered into on November 24, 1997 and is borrowing funds from Lyon Credit Corporation (a subsidiary of Credit Lyonnais) ("LCC") for and secured by tenant improvements and equipment to be constructed and installed at the Gladstone's 4 Fish Restaurant operated by Sea View Restaurants, Inc., a wholly owned subsidiary of the Company, pursuant to a Security Agreement by and between the Company and LLC dated as of March 15, 1999 (the "Security Agreement"), all as set forth and described in that certain Confidential Private Offering Memorandum dated as of March 11, 1999 (the "POM"). The transaction referred to above is sometimes hereinafter collectively referred to as the "LCC Loan."

                1.3 Subordination. The payment of the principal of, and interest on the Notes and any amendments or replacements thereof and any other security interest, lien, claim or right now or hereafter asserted by the Noteholder with respect to any indebtedness of the Company to the Noteholder, shall be subject, junior and subordinate, in all respects, to the prior payment in full of all indebtedness of the Company to LCC ("Indebtedness to LCC"), and to any security interest, lien, claim or right now or hereafter asserted by LCC or its successors and assigns with respect to such Indebtedness to LCC or with respect to any collateral therefor. Indebtedness to LCC shall include, but shall not be limited to, all principal, unpaid interest, penalties, costs, fees, premiums and other amounts due LCC, or its successors or assigns, pursuant to the Security Agreement, any related loan, security, financing and other agreement, documents or loan instruments and any amendments to or replacements of any of the foregoing. The Noteholder further agrees, that upon the occurrence of an Event of Default (as such term is defined in the documentation for any Indebtedness to LCC) and without notice of such Event of Default to the Noteholder (x) LCC, or its successors or assigns, are entitled to be paid all Indebtedness to LCC before the Noteholder is entitled to receive any payments in respect of the Notes, (y) the Company may not make any payments to the Noteholder or with respect to the Notes until such payment of all outstanding Indebtedness to LCC has been made in full in cash and (z) for a period not to exceed one hundred eighty (180) days following such Event of Default the Noteholder may not pursue any enforcement action against the Company. Any payments made to the Noteholder in violation of this Section 1.3 shall be held in trust for the benefit of LCC (or its successors or assigns) and turned over upon the demand of LCC. The Noteholder further agrees that so long as any Indebtedness to LCC is outstanding, that the Notes will not be modified in any manner without LCC's prior written consent. The Noteholder hereby acknowledges and agrees that LCC has relied on the representations, warranties, covenants and agreements contained herein, in the Note and in the POM in connection with LCC's consent to the issuance of the Note and LCC's extension of the Indebtedness to LCC and that LCC and any holders of any LCC Indebtedness shall be deemed third party beneficiaries hereunder and thereunder.

        2. CLOSING. The closing of the purchase and sale of the Notes (the "Closing") shall be held at 10:00 a.m. on March 30, 1999 or on such other date as to which the Company and the Purchasers may agree (the date of such Closing being herein referred to as the "Closing Date"). The Closing shall be held at the offices of Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401, or at such other place as to which the Company and the Purchasers may agree.

                2.1 Payment and Delivery. Upon the Closing, (i) subject to satisfaction of the conditions set forth in Section 5 hereof, each Purchaser will deliver to the Company the dollar amount set forth opposite the Purchaser's name on Schedule 1.1 hereto and the documents contemplated under Section 4 hereof, and (ii) subject to satisfaction of the conditions set forth in Section 6 hereof, the Company will deliver to each Purchaser in accordance with Section 1 hereof a Note in the form of Exhibit A attached hereto in the principal amount each Purchaser is investing and will deliver to counsel for the Purchasers, Munger, Tolles & Olson ("Purchasers' Counsel"), the other documents and certificates contemplated under Section 5 hereof to be delivered by the Company.

                2.2 Restrictive Legends on Certificates Evidencing the Securities; Stop Transfer Orders to Transfer Agent. Each Note sold to the Purchasers hereunder and each certificate representing Shares issued upon conversion of Notes when issued to the Purchasers or to any transferee of the Purchasers shall be stamped or otherwise imprinted with a legend in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        The Company shall instruct its transfer agent to stop the transfer of any Securities evidenced by a certificate or certificates bearing the above legend until the conditions set forth in such legend have been satisfied.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers that:

                3.1 Organization and Qualification. The Company and each of its Subsidiaries (as hereinafter defined) is, and as of the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted, and to own the properties and assets it now owns. The Company and each of its subsidiaries is, and on the Closing Date will be, duly qualified, licensed or domesticated, and in good standing as a foreign corporation authorized to do business in each state or jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to so qualify, be licensed, domesticated or in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as a whole. The Company has delivered to Purchasers' Counsel complete and accurate copies of its Articles of Incorporation and Bylaws and those of each Subsidiary, which owns assets constituting in excess of 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, together with all amendments thereto.

                3.2 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, no par value per share ("Preferred Stock"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. A total of 3,400,930 shares of Common Stock and no shares of Preferred Stock are outstanding. Other than the LCC Loan, the Registration Rights Agreement (as defined herein) and, as set forth in Schedule 3.2 hereto, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Company to issue or register any shares of capital stock of the Company or any Subsidiary or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company or of any Subsidiary (each such subscription, option, warrant, call, right commitment or other agreement is herein referred to as an "Option"). Schedule 3.2 hereto accurately sets forth both before and after giving effect to the sale of Securities contemplated by this Agreement and the LCC Loan: (i) the number and class of shares of the Company's capital stock issuable with respect to or upon exercise of each Option, (ii) the exercise price of each Option, (iii) the grant date of each Option and (iv) the date or dates after which each Option is exercisable and the number of shares of the Company's capital stock issuable upon exercise of such Option after each such date.

                3.3 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and for the consummation of the transactions contemplated herein, and otherwise for the authorization, issuance and delivery of the Securities, has been taken. This Agreement, upon execution and delivery by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Assuming the Notes and the Shares issuable upon conversion thereof are issued at consideration no less than the fair market value thereof, no security holder of the Company or any other person or entity has any preemptive rights or rights of first refusal with respect to the issuance of the Securities. The Shares, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by the Company, and the Notes, when issued pursuant to this Agreement, will be valid and binding obligations of the Company.

                3.4 Absence of Certain Changes. Since January 31, 1999, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has not, except as fairly described in the POM, the LCC Loan, and as set forth on Schedule 3.4 hereto, or pursuant to the Loan
Agreement:

                        (a) suffered any material adverse change in its operations, properties or financial condition or prospects;

                        (b) incurred any increase in indebtedness for borrowed money over the level thereof reflected on its unaudited consolidated balance sheet as of January 31, 1999 (the "Company Balance Sheet"), except for borrowings made in the ordinary course of business;

                        (c) discharged or paid any obligation or liability material to it, other than current liabilities shown on the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet discharged or paid in the ordinary course of business or consistent with past practice;


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
                        (d) permitted any of its assets to be subject to any material security interest, restriction or charge of any kind other than purchase money security interests;

                        (e) received any notice of termination of, or default under, any contract, lease or other agreement, or suffered any material damage, destruction or loss (whether or not covered by insurance);

                        (f) issued or sold any of its securities, or issued or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation, except for normal business advances to employees consistent with past practice;

                        (g) written off as uncollectible any accounts receivable, except for write-offs in the ordinary course of business or consistent with past practice, or in any event in excess of an aggregate of $25,000;

                        (h) canceled or compromised any debts or waived or permitted to lapse any claims or rights of substantial value, or sold, leased, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) except in the ordinary course of business or consistent with past practice;

                        (i) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for increases in the ordinary course of business or consistent with past practice;

                        (j) made any material capital expenditure or commitment for any addition to property, plant or equipment not in the ordinary course of business, or in any event in excess of an aggregate of $50,000;

                        (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities of the Company or any of its Subsidiaries;

                        (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or "affiliates," as such term is defined in the rules and regulations of the Securities and Exchange Commission (the "SEC"), except for normal business advances to employees consistent with past practice, directors' fees, compensation to officers and compensation increases permitted by clause (i) of this Subsection 3.4;

                        (m) settled any claim, action or proceeding pending or threatened against or relating to the Company or any of its Subsidiaries before any court or governmental or regulatory authority or body for an amount in excess of an aggregate of $25,000; or

                        (n) agreed, whether in writing or otherwise, to take any action described in this Subsection 3.4.

                3.5 Financial Statements and Reports. The Company has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has delivered to Purchasers' Counsel true and complete copies of the Company's (i) Annual Report on Form 10-K for the fiscal years ended April 30, 1997 and 1998, (ii) Proxy Statements relating to all meetings of the Company's shareholders (whether annual or special) held since April 30, 1990, (iii) all other forms, reports, statements and documents filed by the Company with the SEC since April 30, 1998, and (iv) all reports, statements, documents and other information provided by the Company to public security holders since April 30, 1998 (collectively, the items referred to in clauses (i) through (iv) are hereinafter referred to as the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, results of operations and changes in financial position of the Company and its Subsidiaries as of the dates and for the periods indicated, except that the unaudited interim financial statements may not contain all of the footnotes required by generally accepted accounting principles and may be subject to year-end adjustment.

                3.6 No Undisclosed Liabilities. Except as and to the extent reflected on the Company Balance Sheet and the footnotes thereto, as of January 31, 1999, neither the Company nor any of its Subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) material to the Company and its Subsidiaries taken as a whole of a nature required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its Subsidiaries ("Liabilities"). Since January 31, 1999, neither the Company nor any of its Subsidiaries has incurred any Liabilities material to the Company and its Subsidiaries taken as a whole, except Liabilities incurred in the ordinary course of business, and pursuant to the Other Agreements.

                3.7 Consents and Approvals. No notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement and the LCC Loan, except for notices or filings the failure to give or make, and authorizations, consents and approvals the failure to obtain, would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or effect the ability of the Company or its Subsidiaries to consummate the transactions contemplated by this Agreement, or the LCC Agreement.

                3.8 No Violations. Except as described in the POM or as set forth on Schedule 3.8 hereto, the schedules thereto or the related agreements which are to be executed in connection therewith as the same are in effect or have been prepared through the date hereof, the execution and delivery of this Agreement does not and the execution and delivery of the agreements for the LCC Loan and the documents and agreements required to be executed in connection herewith and therewith and the performance by the Company and its Subsidiaries of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries (other than liens created pursuant to the terms of the Loan Agreement) under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or the Subsidiaries, (ii) subject to compliance with the statutes and regulations referred to in Subsection 3.7 above, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction or writ applicable to the Company or any of the Subsidiaries or any properties or assets of the Company or any of the Subsidiaries, or (iii) any note, bond, mortgage, indenture, license, franchise, permit, concession, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii) violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement, the POM or the LCC Agreement. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity ("Violations"), except for Violations which either individually or in the aggregate will not have a Material Adverse Effect. Set forth on Schedule 3.8 hereto is a list of all Violations of which the Company has knowledge which could, individually or in the aggregate, have a Material Adverse Effect.

                3.9 Subsidiaries. Set forth on Schedule 3.9 hereto is a list of those corporations, associates or other business entities of which more than fifty percent (50%) of the total voting securities are held or controlled, directly or indirectly, by the Company or any Subsidiary (such entities are herein referred to individually as a "Subsidiary" and collectively as "Subsidiaries"). Except for its interest in the Subsidiaries, the Company has no direct or indirect equity or voting interest in any corporation, association or other business entity. All of the equity securities of each of the Subsidiaries are owned directly or indirectly by the Company or one or more of the Company's Subsidiaries and are owned by the Company or a Subsidiary free and clear of any claim, lien, encumbrance or agreement with respect thereto, and all of such shares are validly issued, fully paid and nonassessable.

                3.10 Brokerage Fees and Commissions. No person or entity is entitled to receive from the Company or any of its Subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement, or the LCC Agreement or the transactions contemplated hereby or thereby.

                3.11 Litigation, etc. Except as described in the POM or disclosed on Schedule 3.11 hereto, there is no claim, action or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries before any court or governmental or regulatory authority or body acting in an adjudicative capacity which individually or in the aggregate, if adversely determined, would have a Material Adverse Effect or a materially adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the POM or the Loan Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which individually or in the aggregate would have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the POM or the Loan Agreement.

                3.12 Title to Properties; Encumbrances. The Company and each of its Subsidiaries owns or has leasehold interests in all of its properties and assets shown as owned or leased by it and as reflected on the Company Balance Sheet and all properties and assets purchased by it since the date of the Company Balance Sheet, except for properties and assets disposed of since the date of the Company Balance Sheet (all of which were disposed of in the ordinary course of business). Except as disclosed on the Company Balance Sheet, the POM or on Schedule 3.12 hereto, none of the properties or assets of the Company or any of its Subsidiaries reflected on the Company Balance Sheet or purchased since the date of the Company Balance Sheet is subject to any mortgage, security interest, encumbrance, claim or charge of any kind except (i) statutory liens not yet delinquent; (ii) liens for taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions; (iii) leases accounted for as capitalized leases; (iv) mortgages, security interests, encumbrances, claims or charges which are not material, individually or in the aggregate, to the financial condition, business or results of operation of the Company and its Subsidiaries taken as a whole; or (v) liens, mortgages and security interests in favor of LCC, which will continue after the Closing.

                3.13 Lease/Concession Agreements. All leases and concession agreements pursuant to which the Company and each of its Subsidiaries leases real property and improvements material to the conduct of its business and operations (collectively, the "Leases") are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing the availability of equitable remedies. Neither the Company nor any of its Subsidiaries has assigned its rights and interests under the Leases. Nothing has come to the attention of the Company which (whether with or without notice, lapse of time or both) would constitute a material breach or default by any party other than the Company under the Leases.

                3.14 Taxes. All tax returns required to be filed by the Company and its Subsidiaries have been duly and timely filed, and all taxes, interest, penalties, assessments and/or deficiencies shown to be due on such tax returns or for which the Company has received tax notices have in all respects been paid or adequate provision for the payment thereof has been made. The Company and its Subsidiaries have no material tax deficiency or claim outstanding, assessed or, to the best of knowledge of the Company, proposed against the Company and its Subsidiaries.

                3.15 Employee Benefit Plans. Neither the Company nor any of its Subsidiaries is a party to or bound by any pension, retirement or profit sharing trust or plan with respect to its employees or others, other than the Company's Section 125 Plan.

                3.16    Contracts.

                        (a) The Company and its Subsidiaries have made available to Purchasers' Counsel for inspection originals or true and accurate copies of:

                                (i) each material contract, lease, sublease, license or any other instrument under which the Company or any Subsidiary holds an interest;

                                (ii) all insurance policies maintained by the Company or any Subsidiary with respect to its business, operations and properties;

                                (iii)   all loan agreements, indentures,
        mortgages and guaranties under which the outstanding indebtedness or maximum obligation of this Company and any Subsidiary is greater than $100,000 (including capitalized lease and installment purchase obligations); and

                                (iv)    all contracts, agreements and
        commitments, whether or not fully performed, pursuant to which the Company or any Subsidiary has acquired or disposed of any material portion of its business or assets taken as a whole, including all purchase money or indemnification obligations associated with any of the foregoing owed by others to the Company or any Subsidiary.

                        (b)     Except as described in the POM or set forth on
Schedule 3.16(b) hereto, neither the Company nor any Subsidiary is in breach of or default under, nor has an event occurred which (whether with or without notice, lapse of time or both) would constitute a default by the Company or the Subsidiary under, any of the contracts, agreements, leases, licenses and commitments referred to above (collectively, the "Company Contracts"). Except as set forth on Schedule 3.16(b) hereto, neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary or such other party, as the case may be, is presently in default under or in breach or violation of any of the Company Contracts. Nothing has come to the attention of the Company which (whether with or without notice, lapse of time or both) would constitute a material breach or default by any other party under the Company Contracts.

                3.17 Licenses, Permits and Authorizations. The Company and its Subsidiaries have all approvals, licenses or other permits of all governmental or regulatory agencies, whether federal, state or local, the absence of which would materially impair the operations of their businesses taken as a whole as they are presently being conducted. Set forth on Schedule
3.17 hereto is a list of all California Department of Alcoholic Beverage Control ("ABC") licenses and permits issued to the Company and its Subsidiaries and in effect on the date hereof or which will be in effect on the Closing Date.

                3.18 Intangible Property. The Company and each of its Subsidiaries is the licensee or the sole and exclusive owner of all trade names, unregistered trademarks and service marks, brand names, patents, copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto used in its business ("Company Intangible Property"), the absence of which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries uses any of such Company Intangible Property by consent of any other person or is required to make any payments to others with respect thereto. All such Company Intangible Property is fully assignable free and clear of any attachments, liens, encumbrances, restrictions or claims of others. Neither the Company nor any of its Subsidiaries has been charged with any infringement of any intangible property of the character described above and none of the Company or any of its Subsidiaries have been notified or advised of any claim of any other person relating to any of the Company Intangible Property. There is no reason to believe that any person is in violation of any of the Company Intangible Property.

                3.19 Insurance. The Company and its Subsidiaries presently have in full force such insurance coverage of their respective properties, assets and businesses as is usual and customary for corporations engaged in lines of business similar to those in which the Company and its Subsidiaries are currently engaged.

                3.20 Registration Rights. Except as set forth in the Registration Rights Agreement or on Schedule 3.20 hereto and pursuant to the registration rights provided in Section 9 hereof, the Company is not presently under any obligation to register any of its currently outstanding securities, or any of its securities which may hereafter be issued, under the Securities Act.

                3.21 Offering. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, issuance and sale of the Securities as contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of all applicable state securities laws. Neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                3.22 Disclosure. As of their respective dates, none of the information or documents furnished or to be furnished by the Company and its Subsidiaries to the Purchasers pursuant to this Agreement or the POM, and no representation or warranty of the Company in this Agreement or the POM, contain or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers severally represents and warrants to the Company with respect to itself as follows:

                4.1 Experience. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company, and it is able to bear the economic risk of that investment.

                4.2 Investment. The Purchaser is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Notes (and the Common Stock of the Company into which they may be converted) have not been registered under the Securities Act nor qualified under state securities laws by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

                4.3 Rule 144. The Purchaser acknowledges that the Notes (and the Common Stock of the Company into which they may be converted) must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which generally permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the resale occurring not less than one year after a party has purchased and paid for the security to be sold and, unless such resale occurs at least two years after such purchase and payment and the seller is not (and has not been during the three months preceding such resale) an "affiliate" of the Company, the availability of certain current public information about the Company, the sale being through a "broker's transaction" and the number of shares being sold during any three-month period not exceeding specified limitations.

                4.4 Access to Data. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has been afforded access to all requested information about the Company and its business activities.

                4.5 Investor Questionnaire. The Purchaser has completed that certain Purchaser Questionnaire (the "Questionnaire") distributed to each Purchaser as an exhibit to the POM. The Purchaser acknowledges that the Company will be relying on the Purchaser's answers to the questions contained in the Questionnaire in determining whether or not the Securities can be sold to the Purchaser without registration under the Securities Act or qualification under applicable state securities laws. The Purchaser has carefully completed the

Questionnaire and all of the information furnished by the Purchaser in response to the Questionnaire is true and correct.

        5. PURCHASERS' CONDITIONS TO CLOSING. The obligation of the Purchasers to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall, except as specifically permitted pursuant to Subsection 7.5 hereof, be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

                5.3 Opinion of Company's Counsel. The Purchasers shall have received from Bryan Cave LLP, counsel to the Company, an opinion addressed to them, dated the Closing Date, in form and substance reasonably satisfactory to Purchasers' Counsel.

                5.4 Legal Investment. At the time of the Closing, the purchase of the Securities hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                5.5 Note Repayment. The full principal amount and accrued interest outstanding to Outside, LLC pursuant to the Line of Credit Agreement dated November 24, 1997, with Sea View Restaurants, Inc., shall have been paid concurrent with the Closing.

                5.6 The Security Agreement. The Security Agreement shall be in full force and effect concurrent with the Closing.

                5.7 Conduct of Business; No Material Adverse Change. During the period from the date hereof to the Closing, (i) the business of the Company and its Subsidiaries shall have been conducted only in, and the Company and its Subsidiaries shall not have taken any action except in, the ordinary course of business and in a manner consistent with past practice; and (ii) no material adverse change shall have occurred in the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries, considered as a whole.

                5.8 Sale of Securities. As described in the POM and pursuant to the LCC Loan, an aggregate of $1,800,000 worth of Notes shall be sold by the Company by or at the Closing pursuant hereto and the Loan Agreement shall provide for loans to the Company of not less than the difference between the amount of the aggregate sale of Notes and $3,000,000.

                5.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchasers and Purchasers' Counsel.

                5.10 Qualification. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Securities shall have been duly obtained and shall be effective on and as of the Closing.

        6. THE COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                6.1 Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all respects.

                6.3 Legal Investment. At the time of the Closing, the purchase of the Securities shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

        7.      COVENANTS OF THE COMPANY AND THE PURCHASERS.

                7.1 Conduct of Business of the Company and Subsidiaries Pending Closing. Except as provided in this Agreement, contemplated by the POM and the Loan Agreement, during the period from the date of this Agreement to the Closing, the Company and its Subsidiaries will conduct their respective operations according to their respective ordinary and usual courses of business and consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing, neither the Company nor any of its Subsidiaries, as the case may be, will, and the Company will not and will not permit its Subsidiaries to, without the prior written consent of the Purchasers (except as is contemplated by this Agreement, the POM, and the Loan Agreement):

                        (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for any such shares or (ii) any other securities in respect of, in lieu of or in substitution for shares outstanding on the date hereof;

                        (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities;

                        (c) declare or pay any dividend or distribution on any shares of capital stock of the Company;

                        (d) subject to the fiduciary duties of the Board of Directors of the Company or the Subsidiary, as applicable, make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization, or enter into any contract or any release or relinquishment of any contract rights, except, in each case, in the ordinary course of business;

                        (e) incur any long-term or short-term debt for borrowed money in an aggregate amount in excess of $50,000, except for debt incurred in the ordinary course of business;

                        (f) propose or adopt any amendments to the Articles of Incorporation or Bylaws of the Company other than as contemplated or permitted by this Agreement;

                        (g) enter into any new employment agreements with any officers, directors or key employees or grant any increases in the compensation or benefits (including employee benefit plans) to officers, directors and key employees other than increases in the ordinary course of business and consistent with past practice:

                        (h) assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation except in the ordinary course of business;

                        (i) create, assume or incur any mortgage, lien, pledge or other encumbrance of any kind in respect of any property of the Company or any Subsidiary;

                        (j) make any investments of a capital nature except in the ordinary course of business;

                        (k) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect; or

                        (l) commence any public offering of its securities or otherwise issue, offer to issue or agree to issue any securities thereof, or solicit, initiate or encourage any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries other than the transactions contemplated hereunder.

                7.2 Access to Information. Between the date of this Agreement and the Closing, the Company will:

                        (a) give the Purchasers and their authorized representatives access during regular business hours upon reasonable notice to all plants, offices and other facilities and to books, records, contracts and commitments of the Company and each of its Subsidiaries;

                        (b) request the Company's accountants to provide the Purchasers access during regular business hours upon reasonable notice to the books, records and work papers of such accountants pertaining to the Company;

                        (c) permit the Purchasers and their authorized representatives to make such inspections as they may reasonably require; and

                        (d) cause its officers and those of its Subsidiaries to furnish the Purchasers with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the Purchasers may from time to time reasonably request.

                        (e) The Purchasers agree, in connection with their review of the financial and other information concerning the Company and its business and operations, to keep confidential any information obtained in connection therewith and, in the event the purchase of the Securities is not consummated, to destroy or return to the Company any records or copies thereof that they may have obtained in connection with their review.

                7.3 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Board of Directors of the Company under applicable laws, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each Purchaser who holds 10% or more of the Company's outstanding stock agrees to fully cooperate with the Company for purposes of signing such applications and complying with such other requirements as may be established by the ABC relating to the Company's liquor licenses. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Each of the parties to this Agreement acknowledge that several agreements and transactions which are conditions precedent to the consummation of the transactions contemplated by this Agreement are still being negotiated, including without limitation the POM and the Loan Agreement, and that in considering such transactions and agreements, the Board of Directors of the Company will have a fiduciary duty under applicable laws to consider the facts then known to it in deciding whether or not to approve such agreements and consummate such transactions. Nothing in this Subsection 7.3 shall obligate the Board of Directors of the Company to act in violation of its fiduciary duties.

                7.4 Consents. The Company and the Purchasers each will use its best efforts to obtain consents of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

                7.5 Notification of Certain Matters. The Company and the Purchasers will give prompt notice to each other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or incorrect at any time from the date hereof to the Closing, and (ii) any failure on its part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

        8. POST-CLOSING COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

                8.1 Annual and Quarterly Financial Information. The Company will furnish the following reports to each Purchaser for so long as such Purchaser is a holder of any Securities purchased by such person pursuant to this Agreement:

                        (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days after the end of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its Subsidiaries for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of reputable standing selected by the Company. Notwithstanding the foregoing, at any time the Company is required to file reports pursuant to the Exchange Act, the obligation contained in this clause
(a) shall be satisfied by delivery of a copy of the Company's annual report on Form 10-K for each fiscal year within fifteen business days of filing thereof with the SEC.

                        (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income and consolidated cash flow statements of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (subject to normal audit adjustment and except that no supporting statements, schedules, footnotes or other such disclosure required by generally accepted accounting principles need be included), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the Chief Financial Officer of the Company. Notwithstanding the foregoing, at any time the Company is required to file reports pursuant to the Exchange Act, the obligation contained in this clause (b) shall be satisfied by delivery of a copy of the Company's quarterly report on Form 10-Q for each quarterly accounting period within fifteen business days of filing thereof with the SEC.

                8.2 Other Reports and Statements. The Company will furnish to each Purchaser for so long as such Purchaser is the holder of Shares constituting more than one percent (1%) of the combined voting power of all shares of capital stock of the Company then outstanding, purchased by such person pursuant to this Agreement, promptly (but in any event within fifteen business days) after the mailing to its stockholders generally of each annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or other report or communication and promptly (but in any event within fifteen business days) after any filing by the Company with the SEC or any governmental agency or agencies substituted for such commission, or with any national securities exchanges of any annual or periodic or special report or registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

                8.3 Reimbursement of Fees. The Company shall pay all reasonable fees and expenses of Purchasers' Counsel.

                8.4 Termination of Letter of Credit. The Company shall use its best efforts and take all action within its power to terminate that certain Letter of Credit Agreement between Sea View Restaurants, Inc. ("Sea View") and Overhead Partners, L.P. dated July 22, 1998 ("LOC Agreement"), as amended March 1, 1999, providing credit enhancement to support the $2,000,000 letter of credit required pursuant to the Concession Agreement between Sea View and the County of Los Angeles, dated November 1, 1997, as amended (the "Concession Agreement"), upon completion of the remodeling of Gladstone's 4 Fish Restaurant in accordance with the terms of the Concession Agreement.

                8.5 Limitation on Indebtedness. Until the Notes are fully paid and/or converted into Shares and no Notes are outstanding, the Company will not incur indebtedness for borrowed money, excluding the Notes, in excess of $4,000,000, without the prior written consent of the holders of a majority in principal amount of Notes then outstanding.

        9. REGISTRATION RIGHTS. Certain of the Purchasers are parties to that certain Registration Rights Agreement dated March 30, 1990, and to that certain Securities Purchase Agreement dated December 22, 1994 (collectively, the "Registration Rights Agreement") providing for registration rights with respect to common stock substantially similar to the rights provided in this Section 9. Such Purchasers agree that the provisions of this Section 9 supersede the Registration Rights Agreement, and it shall be terminated with respect to such Purchasers upon the Closing. Bank of America National Trust and Savings Association (the "Bank") has been afforded registration rights identical to those provided to Purchasers in this Section 9 pursuant to a Stock Purchase Agreement with the Company dated December 22, 1994 ("Bank Agreement"). Parties to the Registration Rights Agreement who are not Purchasers under this Agreement and the Bank shall continue to be afforded the rights provided thereunder, and the rights provided in this Section 9 shall be subject to the Registration Rights Agreement and the Bank Agreement to the extent therein provided.

                9.1     Piggy Back Rights.

                        (a) If the Company at any time after the Closing Date proposes to register any class of equity security on any form for the general registration of securities under the Securities Act (other than a registration form relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan, (ii) a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, (iii) a registration of stock proposed to be issued in exchange for other securities of the Company or (iv) a rights or similar offering to existing shareholders), then the Company will at such time give prompt written notice to Purchasers of its intention to do so and of such Purchasers' rights under this Subsection 9.1. Upon the written request of any such Purchaser or Purchasers who individually or in the aggregate request registration of at least 100,000 shares of Common Stock made within 20 days after the effectiveness of any such notice (which request shall specify the shares intended to be disposed of by such Purchaser and the intended method of disposition thereof), the Company will use its best efforts to cause the shares of Common Stock issued upon conversion of the Notes eligible for registration under Section 9 ("Registrable Securities") which the Company has been so requested to register by the Purchasers thereof to be registered under the Securities Act, provided that (i) if, at any time after giving written notice of its intention to register any securities but prior to the effectiveness date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities and (ii) if such registration involves any underwritten offering, all holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters of such offering on the same terms and conditions as apply to the Company or the holder for whose account securities are to be sold, as the case may be. If a registration requested pursuant to this Section 9.1 involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect in writing, not later than three days prior to the effectiveness of the registration statement filed in connection with such registration, not to sell such securities in connection with such registration. The Company will pay all Registration Expenses (as defined in clause (d) below) in connection with each registration of Registrable Securities requested pursuant to this Subsection 9.1.

                        (b) In connection with any registration pursuant to this Subsection 9.1 involving an underwritten offering, if the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such registration would have a material adverse effect on such offering (including, without limitation, a material decrease in the price at which such securities can be sold), then the amount of the Registrable Securities to be included in the offering shall be reduced and the Registrable Securities and the other shares to be offered shall participate in such offering as follows: (i) shares to be sold by the Company ("Company Common Stock") shall have priority over all shares to be offered by stockholders of the Company, including the Purchasers, (ii) if shares in excess of the Company Common Stock can, in the good faith judgment of such managing underwriter or underwriters, successfully be marketed in such offering, the Registrable Securities and the other shares of Common Stock to be included in such offering shall be included in such offering, subject to reduction pro rata in proportion to the number of shares of Common Stock proposed to be included in such offering by each holder of such shares.

                        (c) Any particular shares of Common Stock shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

                        (d) "Registration Expenses" as used herein shall mean any and all expenses incident to performance of or compliance with this
Section 9, including without limitation: (i) all SEC and stock exchange or National Association of Securities Dealers registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursement of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained in connection with each such registration by the Purchaser or Purchasers holding a majority (by number of shares) of Registrable Securities being registered, (vi) any fees and disbursements of underwriters customarily paid by issuers or seller of securities, including liability insurance if the Company so desires, the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

                9.2     Demand Registration Rights.

                        (a) Any Purchaser or Purchasers who hold, in the aggregate, 30% or more of the Registrable Securities then outstanding may make a total of two written requests for the registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration") and the Company shall use its best efforts to effect such Demand Registration, so long as such request relates to 30% or more of the Registrable Securities issued upon conversion of the Notes which are then outstanding, provided, that the Company may delay such Demand Registration for a period not to exceed two months if the Board of Directors of the Company determines that such Demand Registration would have a material adverse effect on the business of the Company. The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a registration statement under the Securities Act with respect to Common Stock. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. Within ten days after receipt of such a request, the Company will give written notice of such registration request to all Purchasers, and the Company will include in such registration (to the extent permitted under Subject 9.2(b)) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the receipt by the applicable Purchaser of the Company's notice. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses in connection therewith. A Demand Registration shall not be counted as a Demand Registration toward the limit of two (2) hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least six months or such shorter period when, all Registrable Securities included therein have been sold in accordance with such Demand Registration, provided that a Demand Registration shall be counted as a Demand Registration hereunder if the Company ceases its efforts in respect of such Demand Registration at the request of the Purchaser for a reason other than a material and adverse change in the business, financial condition or prospects of the Company and its Subsidiaries taken as a whole or in general economic or market conditions.

                        (b) If in any Demand Registration the managing underwriter or underwriters (or in the case of a Demand Registration not being underwritten, in the opinion of the Purchasers holding a majority of the Registrable Securities held by all Purchasers and included therein), advise the Company in writing that in their reasonable opinion the number of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering (including by a material decrease in the proposed offering price), the Company will include in such registration a number of Registrable Securities and other securities equal to the total number which in the opinion of such managing underwriter or underwriters or holders of Registrable Securities can be sold without any such material adverse effect, as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration pro rata among the holders of such Registrable Securities requesting to be included in such registration on the basis of the number of shares requested to be included, (ii) second, shares to be issued and sold by the Company and shares other than Registrable Securities pro rata in proportion to the number of shares proposed to be included in such registration by each holder of such shares and by the Company. No other holder of securities of the Company may include securities in any Demand Registration without the prior written consent of the holders of at least 51% of the Registrable Securities requested to be included in such offering, unless such other holder has a legal right to have such securities included in the Demand Registration pursuant to the Registration Rights Agreement.

                        (c) If any Demand Registration is in the form of an underwritten offering, the holders of a majority in aggregate amount of the Registrable Securities to be registered will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, provided that such selection will be subject to the Company's approval, which shall not be unreasonably withheld.

                9.3 Registration Not Required. Notwithstanding the provisions of Subsections 9.1 and 9.2, the Company shall not be required to effect or cause the registration of Registrable Securities pursuant to Subsections 9.1 or 9.2 hereof if, within 25 days after its receipt of a request to register such Registrable Securities: (i) counsel for the Company delivers an opinion to the Purchaser requesting registration of such Registrable Securities, in form and substance satisfactory to counsel to such Purchaser, that the entire number of shares of Registrable Securities proposed to be sold by such Purchaser may be sold by him, in the manner proposed by him, pursuant to Rule 144 under the Securities Act (or any successor rule) within a period of not more than 90 days of such opinion (based on the number of shares of Common Stock outstanding on the date of such opinion and the average weekly trading volume for such Common Stock for the four weeks preceding the date of such opinion), (ii) counsel for the Company delivers an opinion to the Purchaser requesting registration of such Registrable Securities, in form and substance satisfactory to counsel for such holder, that the entire number of Registrable Securities proposed to be sold by such holder may otherwise be sold by him, in the manner proposed by him, without registration under the Securities Act, or
(iii) the SEC shall have issued a no-action position, in form and substance satisfactory to counsel for the holder requesting registration of such Registrable Securities, that the entire number of Registrable Securities proposed to be sold by such holder may be sold by him, in the manner proposed by him, without registration under the Securities Act.

                9.4 Registration Procedures. If and whenever the Company is required to or is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Section 9 the Company will, as expeditiously as possible:

                        (a) prepare and, if any event within ninety (90) days after the end of the period within which requests for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best effects to cause such registration statement to become effective as soon thereafter as possible. The Company will promptly notify each seller of such Registrable Securities and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least six months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, then the Company shall promptly notify each seller of such Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible;

                        (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                        (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such securities or blue sky laws of any State of the United States as the managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller and underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                        (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                        (f) promptly notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Subsection 9.4, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                        (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                        (h) use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                        (i) use all reasonable efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the underwriters or the seller or sellers of 51% of the Registrable Securities covered by such registration statement shall reasonably request; and

                        (j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant, or other agent retained by any such seller or any such underwriter, in each case upon receipt of an appropriate confidentiality agreement, all financial and other records, corporate documents and properties of the Company and its Subsidiaries, and cause all of the Company's officers, directors and employees to supply all information, as may be reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company in writing such information and documents regarding such seller and the distribution of such securities as may be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in clause (d) of this Subsection 9.4.

                Each Purchaser of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this Subsection 9.4, such Purchaser will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this Subsection 9.4, and, if so directed by the Company, such Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Subsection 9.4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this Subsection 9.4 to and including the date when each seller of Registrable Securities receives covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (f) of this Subsection 9.4.

                9.5     Indemnification.

                        (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the

Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (any directors and officers thereof), each other person who participates as an underwriter in the offering or sale of such securities and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's written consent) to which such seller, any such director or officers or general or limited partner or such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any breach by the indemnified person of its obligations under the last clause of Subsection 9.4 or any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller or underwriter for use in the preparation thereof; and provided, further, that the Company will not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities, or to any other person who controls such underwriter, within the meaning of the Securities Act, under the indemnity agreement in this Subsection 9.5(a) with respect to any preliminary prospectus or the final prospectus, or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                        (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Section 9, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Subsection 9.5) the Company, each director of the Company, each officer of the Company who shall sign the registration statement and its controlling person, if any, and all other prospective sellers and their respective directors, officers and controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company.

                        (c) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Subsection 9.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnified party of its obligations under the preceding subdivisions of this Subsection 9.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with another indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                        (d) Other Indemnification. Indemnification similar to that specified n the preceding subdivisions of this Subsection 9.5 (with appropriate modifications) shall be given by the Company to each seller and any underwriter of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

                        (e) Contribution. If the indemnification provided for in Subsections 9.5(a), 9.5(b) or 9.5(d) is unavailable to a party that would have been an indemnified party under any such section in respect of any and all losses, claims, damages or liabilities, joint or several (or actions in respect thereof), referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, joint or several (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Subsection 9.5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection 9.5(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Subsection 9.5(e) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defendant any such action or claim (which shall be limited as provided in Subsection 9.5(c) hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                9.6 Rule 144. The Company covenants that it will use its best efforts under the circumstances to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable the Purchasers to sell shares of Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

                9.7 Mergers, etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Purchasers would be entitled to receive in exchange for the Shares or Common Stock under any such merger, consolidation or reorganization, provided that to the extent such securities to be received are convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of such convertible securities shall also be included within the definition of "Registrable Securities."

                9.8 Transfer of Certain Rights. The rights granted to the Purchasers under this Section 9 may be transferred only to a transferee who holds 100,000 or more of the Registrable Securities and who delivers to the Company, within a reasonable time after such transfer, a written instrument by which such transferee agrees to be bound by the applicable terms of this Agreement. The rights granted to the Purchasers pursuant to this Agreement may not otherwise be transferred. Notwithstanding the foregoing, nothing herein shall prohibit: (i) any Purchaser from transferring any of its rights under this Section 9 to any wholly-owned subsidiary of such Purchaser or to any entity which merges or consolidates with or acquires all or substantially all of the equity securities or assets of such Purchasers, (ii) any Purchaser which is a partnership from transferring any of its rights under this Section 9 to a partner of such partnership where such partner receives Registrable Securities in a distribution from such partnership, or (iii) any entity under common control or ownership of such Purchaser.

                9.9 Amendments. Except as otherwise provided in this Section 9, the terms and provisions of this Section 9 may not be modified or amended except in a writing executed by the Company and the holders of at least 80% of the Registrable Securities, provided that this Agreement may be amended with the consent of the Purchaser of less than all Registrable Securities only in a manner which effects all Registrable Securities in the same fashion. Waivers and exceptions to the requirements and limitations of the covenants hereof may be given, and shall be effective if given, in writing by the holders of at least 80% of the Registrable Securities. Notice of any waiver or amendment shall be promptly provided to any Purchaser not consenting to such waiver or amendment. No waivers of or exceptions to any term, condition or provisions of this Agreement, in any one or more instances, shall be deemed to be or construed as, a further or continuing waiver of any such term, condition or provision.

        10.     INDEMNIFICATION.

                10.1 Losses. The Company shall indemnify and hold harmless the Purchasers and the officers, directors, agents, attorneys, and representatives of the Purchasers or any of them (the "Indemnitees") from and against, and shall reimburse the Indemnitees on demand, in cash, for any loss, liability, damages or expense, including reasonable attorneys' fees and costs of investigation incurred as a result thereof, that the Indemnitees shall incur or suffer, but subject at all times to Subsections 12.2 and 12.3 hereof (collectively, the "Recoverable Losses," and each a "Recoverable Loss"), resulting from: (i) any breach of any representation or warranty on the part of the Company under or pursuant to this Agreement or under or pursuant to any document, certificate, schedule or instrument delivered in connection herewith which gives rise to a claim for Recoverable Losses during the General Liability Period or Tax Liability Period (each as hereinafter defined), as applicable;
(ii) any breach of any covenant or agreement on the part of the Company under or pursuant to this Agreement or under or pursuant to any document, certificate, schedule or instrument delivered in connection herewith which give rise to a claim for Recoverable Losses; and (iii) any Recoverable Losses arising out of or in connection with this Agreement (or any other document or instrument executed herewith or pursuant hereto) or the purchase of the Securities hereunder, any violation or alleged violation by the Company or its officers or directors of the Securities Act or the Exchange Act, any rule or regulation promulgated by the SEC thereunder or any other state or federal securities law violation arising from facts or circumstances existing prior to the Closing. Purchasers shall be entitled to recover Recoverable losses resulting from (i), (ii) and
(iii) above notwithstanding any investigation or knowledge by or on behalf of Purchasers.

                10.2    Claims for Indemnification; Disputes.

                        (a) Claims for Indemnification. The Indemnitees shall give the Company reasonable notice (the "Claim Notice") of any claim, the commencement of any action with respect to which indemnity may be sought by the Indemnitees or the existence of any unmatured claims which the Indemnitees have a reasonable basis to conclude will mature into claims for which indemnification may be sought (individually, a "Claim" and collectively, the "Claims"); provided, however, that failure to give such Claim Notice shall not limit the right of the Indemnitees to such indemnification, except to the extent that the failure to give such Claim Notice materially prejudices the Company's ability to defend against a Third Party Claim (as hereinafter defined). The Claim Notice shall state (i) the anticipated aggregate amount of the Recoverable Losses as to which indemnification is being sought (which amount may be estimated and updated from time to time); (ii) the anticipated components of the amount of Recoverable Losses for which indemnification is being sought (which components may be estimated and updated from time to time); and (iii) the nature of the grounds upon which the Claim for indemnification is being made.

                        (b) Control of Litigation; Mutual Cooperation. If there is a claim asserted by a third party against the Indemnitees or any of them (a "Third Party Claim"), the Company shall assume the defense thereof, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnitees and the payment of all reasonable fees and expenses in connection thereof; provided, however, that if in the reasonable judgment of the Indemnitees, based on advice of counsel, a conflict of interest may exist between the Indemnitees, or any of them, and the Company with respect to the Third Party Claim, the Indemnitees shall have the right to participate in (but not assume) the defense of the Third Party Claim through counsel of the Indemnitees own choosing and at the Indemnitees' expense. An Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee unless (a) the Company agreed in writing to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such Third Party Claim and employ counsel reasonably satisfactory to an Indemnitee in any such Third Party Claim or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both (i) an Indemnitee and (ii) the Company, and an Indemnitee shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company ) in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such Third Party Claim on behalf of such Indemnitee, it being understood, however, that the Company shall not, in connection with any one such Third Party Claim or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any claim effected without its written consent, but if settled with its written consent, which consent shall not be unreasonably withheld, the Company agrees to indemnify and hold harmless an Indemnitee from and against any loss or liability by reason of such settlement.

                        (c) Resolution of Disputes; Arbitration. The Company and the Indemnitees shall undertake in good faith to promptly meet and attempt to resolve all disputes regarding indemnification. If the Company and the Indemnitees are unable to resolve such disputes within twenty days, the exclusive method for resolving any dispute, controversy or claim concerning or arising out of or related to this Agreement (other than the obtaining of any injunctive or non-monetary equitable relief), including the interpretation thereof or any alleged breach thereof, shall be by arbitration in Los Angeles, California, upon the initiation of any party by a written notice to the other party demanding arbitration and specifying the controversy or claim to be arbitrated. Any controversy or claim shall be settled and finally determined by a single arbitrator selected in accordance with the following procedure. Within five (5) business days of the date of delivery of the foregoing notice, the parties shall each provide the other with a list of ten (10) retired judges from the Los Angeles County Superior Court in order of preference, and if one or more judges appears on each of such lists, the parties shall designate the duplicated judge who is highest in order of preference on both lists to settle and finally determine the controversy or dispute arising hereunder. If no judge is named on both of such lists, then the parties shall have a period of two (2) business days to agree to the designation of any retired judge, and if such parties are unable to agree on the selection of a judge, a retired judge from the Los Angeles County Superior Court (who shall not have any conflicts of interest with respect to the subject matter of, or the parties to, such dispute), shall be chosen by the Presiding Judge of the Superior Court of the County of Los Angeles, State of California. The judge ultimately selected to hear the controversy or dispute hereunder is herein referred to as the "arbitrator." The parties shall each bear one-half of the cost of appointing the arbitrator and of paying the arbitrator's fee; however, the arbitrator shall award the prevailing party reimbursement of all expenses of the arbitration (including reasonable attorneys' fees) incurred by him. The arbitrator shall have the power to award any and all remedies and relief whatsoever that is deemed appropriate under the circumstances, including without limitation, money damages and equitable relief. The procedure whereby the evidence (oral and/or written) relating to the controversy or claim is presented in the arbitration shall be agreed to by the parties, and in the absence of such agreement, shall be as determined by the arbitrator. The written decision of the arbitrator shall be rendered within (30) business days following his appointment. The written decision of the arbitrator shall be binding and conclusive on the parties thereto and enforceable as provided by the laws of the State of California, and judgment on such arbitration decision may be entered by any courts having jurisdiction thereof.

                        (d) Payment in Stock. In the event the Company is obligated to indemnify the Indemnified Parties pursuant to this Section 10 but does not have cash available to make such indemnification and if the Indemnified Parties agree, the Company may issue shares of Common Stock in payment of such indemnification obligation to the Indemnified Parties in accordance with the terms hereof. The number of shares issued to each Indemnified Party pursuant to this Subsection 10(d) in payment of the Company's indemnification obligation shall be equal to the dollar amount of the Company's indemnification obligation to such Indemnified Party divided by the fair market value of the Common Stock determined in good faith by the Board of Directors of the Company.

        11. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                        (a) by mutual written consent duly authorized by the Board of Directors of the Company and the Purchasers;

                        (b) by the Purchasers or the Company if the Closing shall not have occurred on or before March 31, 1999;

                        (c) by the Purchasers if the representations and warranties of the Company shall not be true and correct in all material respects at and as of the date of termination by the Purchasers, except for changes permitted or contemplated by this Agreement, or if the Company fails to comply in any material respect with any of its covenants or agreements contained herein; or

                        (d) by the Company if the representations and warranties of the Purchasers shall not be true and correct in all material respects at and as of the date of termination by the Company, except for changes permitted or contemplated by this Agreement, or if the Purchasers fail to comply in any material respect with any of their covenants or agreements contained herein.

                11.1 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11 hereof, notice thereof shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or their respective directors, officers or shareholder, except that noting in this Subsection 11.1 shall relieve any party to this Agreement from liability for breach of this Agreement or any misrepresentation hereof.

        12.     MISCELLANEOUS.

                12.1 Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Notwithstanding the foregoing, any provision of this Agreement may be waived or amended to the extent that such waiver or amendment affects the rights of the Purchasers hereunder on behalf of all Purchasers by: (i) prior to the Closing, the written consent of those persons obligated to purchase 51% of the Securities to be sold pursuant hereto and (ii) after the Closing, by the written consent of holders of an aggregate of 51% of the Shares (or shares of Common Stock into which they have been converted) and the Notes not previously resold to the public pursuant to Rule 144 or a registration statement under the Securities Act.

                12.2 Survival of Representations and Warranties. Except as provided hereinafter, all of the warranties and representations made by the Company and the Purchasers in this Agreement or any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Purchasers, for a period ending on the third anniversary of the Closing

Date (the "General Liability Period"), except with respect to any Claim Notice received within the General Liability Period. The representations and warranties with respect to taxes under Subsection 3.14 hereof shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Purchasers, for a period ending with the expiration of all applicable statutes of limitations including, without limitation, the statute of limitations under Section 6501(a) of the Internal Revenue Code of 1986, as amended, including any extensions, waivers or tollings thereof, for the assessment of all possible additional tax liabilities (the "Tax Liability Period"). The representations and warranties with respect to the matters in Subsection 3.3 hereof and all of other the terms, covenants and agreements made by the Company and the Purchaser in this Agreement (other than representations and warranties contained in Sections 3 and 4 hereof (other than Subsection 3.3)) shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Purchaser, indefinitely.

                12.3 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

                12.4 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

                12.5 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                12.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the address set forth opposite each such party's name on the signature page or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

                12.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not interpreted to be a part of or to effect the meaning or interpretation of this Agreement.

                12.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                12.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        13. CERTAIN PRE-EXISTING RIGHTS OF FIRST REFUSAL; NEW RIGHTS OF FIRST REFUSAL.

                13.1 Pre-Existing Rights. Certain of the Purchasers ("Affected Purchasers") are parties to that certain Securities Purchase Agreement dated as of March 26, 1990, among I.H.V. Corporation (now the Company), Robert J. Morris, Richard S. Stevens, California Beach Capital, Inc. and the "Purchasers" listed on Schedule 1.2 thereto (the "Rights Agreement"), who, pursuant to Section 10 of the Rights Agreement, have "rights of first refusal" to purchase "Equity Securities" (as defined in the Rights Agreement) that the Company may propose to sell and issue at a price less than "Fair Market Value" (as defined in the Rights Agreement). Without taking a position as to whether the "Proposed Transactions" (as hereinafter defined) would give rise to the rights of first refusal set forth in Section 10 of the Rights Agreement the Affected Purchasers waive any and all rights which any of them may have pursuant to Section 10 of the Rights Agreement, including, without limitation, the "Right of First Refusal Notice" as defined and provided in Subsection 10.2 of the Agreement, to the following proposed transactions: (i) The sale and issuance of Notes pursuant to this Agreement; and (ii) the issuance of shares of Common Stock of the Company upon conversion of the Notes.

                13.2 New Rights. Each Purchaser shall have the right of first refusal to purchase, pro rata, all (or any part) of all Equity Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue after the Closing Date. Each Purchaser's pro rata share of Equity Securities is the ratio of the number of Shares purchased by such Purchaser upon conversion of the Notes divided by 1,800,000.

                        (a) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give Purchaser written notice (the "Right of First Refusal Notice") of its intention, describing the Equity Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have ten (10) days from the giving of the Right of First Refusal Notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the Right of First Refusal Notice by giving notice to the Company and stating therein the quantity of Equity Securities to be purchased. Each Purchaser shall have the right of Over-Allotment such that, if any Purchaser fails to exercise its rights hereunder to purchase its pro rata portion of the Equity

Securities, the other Purchasers may purchase the non-purchasing Purchasers' portion on a pro rata basis. The Company will give each Purchaser written notice (the "Right of Over-Allotment Notice") within ten (10) days of the time that any non-purchasing Purchaser waives its rights hereunder to purchase its full pro rata portion of Equity Securities, describing a number of Shares with respect to which any and all Purchasers have failed to exercise their rights hereunder. The other Purchasers may purchase such remaining Shares on a pro rata basis within ten (10) days of receiving the Right of Over-Allotment Notice.

                        (b) Issuance of Equity Securities To Other Persons. If the Purchasers fail to exercise in full the Rights of First Refusal within ten (10) days of receiving the Right of Over-Allotment Notice, the Company shall have one hundred and eighty (180) days thereafter to sell the Equity Securities in respect of which the Purchasers rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Purchaser pursuant to Subsection
(b) hereof. If the Company has not sold the Equity Securities within such one hundred and eighty (180) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchasers in the manner provided above.

                        (c) Equity Securities. For purposes of this Section 13.2, "Equity Securities" shall mean the Common Stock, rights or options for the purchase of Common Stock, any stock or securities convertible into or exchangeable for Common Stock or options or rights for the purchase of any such stock or securities convertible into or exchangeable for Common Stock other than: (i) shares of Common Stock sold pursuant to Options described on Schedule
3.2 hereof, (ii) securities issued for a consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (iii) securities issued by the Company as part of an underwritten public offering,
(iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company and (v) securities issued from time to time to employees, directors and consultants of the Company and its Subsidiaries.

                        (d) Waiver of Rights. The rights of first refusal established by this Section 13.2 may be waived, either generally or limited with respect to a specific transaction, in writing by Purchasers in the aggregate having a pro rata share (determined pursuant to Section 3.2) of at least 51% at the time such waiver is executed.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                          --------------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President



                                          SAND AND SEA PARTNERS, A
                                          CALIFORNIA LIMITED PARTNERSHIP


                                          By:
                                          --------------------------------------
                                               J. Christopher Lewis
                                               General Partner

                              Address:    c/o Sand and Sea Partners
                                          300 S. Grand Avenue, 29th Floor
                                          Los Angeles, California  90071
                                          Attention:  J. Christopher Lewis

                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                          --------------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President




                                          --------------------------------------
                                          ALAN REDHEAD

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, California 90272


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President




                                          --------------------------------------
                                          ELI BROAD


                              Address: 1999 Avenue of the Stars, Suite 3170 Los Angeles, California 90067


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                          --------------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President




                                          --------------------------------------
                                          JEFFERSON ASHER, JR.,
                                          Trustee of Trust A under
                                          the Asher Family Trust
                                          dated 8-5-82

                              Address:    4118 Stansbury Avenue
                                          Sherman Oaks, CA 91423



                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President




                                          --------------------------------------
                                          JOHN C. CUSHMAN, III, Trustee
                                          of the Cushman Family Trust

                              Address:    c/o John C. Cushman III
                                          President and CEO of
                                          Cushman Realty
                                          601 S. Figueroa Street
                                          Los Angeles, California  90017


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President



                                          --------------------------------------
                                          WILLIAM LUTHER, Trustee of the
                                          Luther Trust



                                          --------------------------------------
                                          JOAN LUTHER, Trustee of the
                                          Luther Trust

                              Address:    339 North Palm Drive, #204
                                          Beverly Hills, California 90210

                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President




                                          --------------------------------------
                                          JOAN LUTHER

                              Address:    339 North Palm Drive, #204
                                          Beverly Hills, California 90210


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President



                                          --------------------------------------
                                          HOWARD HIGHOLT, M.D.

                              Address:4   Possum Ridge Road
                                          Rolling Hills, California 90274


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALIFORNIA BEACH RESTAURANTS, INC.


                                          By:
                                             -----------------------------------

                              Address: 17383 Sunset Boulevard, Suite 140 Pacific Palisades, CA 90272
                                          Attention:  President



                                          --------------------------------------
                                          RON LIEBERMAN, Trustee of
                                          the Marital Trust, under
                                          Declaration of the
                                          Lieberman Family Trust,
                                          dated August 2, 1989



                                          --------------------------------------
                                          CORINNE M. LIEBERMAN, Trustee
                                          of the Marital Trust, under
                                          Declaration of the Lieberman
                                          Family Trust, dated August 2, 1989

                              Address:    6047 Tampa, Suite 305
                                          Tarzana, California 91356


                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

                                   EXHIBIT A


                       CALIFORNIA BEACH RESTAURANTS, INC.

               5% CONVERTIBLE SUBORDINATED NOTE DUE MARCH 30, 2003


March 30, 2003                                                    $_____________
Los Angeles, California

                FOR VALUE RECEIVED, CALIFORNIA BEACH RESTAURANTS, INC., a California corporation (the "Company"), promises to pay in lawful money of the United States of America to , or order, the principal sum of Thousand Dollars ($_____________), on March 30, 2003, subject to the following terms and conditions:

        1.      Interest or "Pay-In-Kind" ("PIK").

                1.1 Interest. If the Company elects to pay interest in cash as provided in Section 1.2 hereof, it shall pay interest on the principal amount of this 5% Convertible Subordinated Note ("Note") at five percent (5%) per annum, but in no event shall such rate exceed the maximum lawful interest rate permitted by the laws of the State of California. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if, for any circumstance, the Noteholder shall ever receive as interest an amount which would be excessive interest, such amount shall be applied to the reduction of the unpaid balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Company and the holders of Notes (the "Noteholders"). The Company will pay interest in cash (or in a PIK Note as provided in Section 1.2 hereof) on each anniversary date hereafter (the "Payment Date") until this Note has been fully paid or converted as hereafter provided. Interest on the Notes will accrue from March 30, 1999. Interest will be computed on the basis of a 365-day year.

                1.2 Method of Payment; Cash or PIK. Subject to Section 2 hereof, the Company may, at its option, pay interest in cash, or "In-Kind," by issuing and delivering a Note identical in all respects to this Note, except in an amount equal to all accrued but unpaid interest due through the Payment Date (hereafter referred to as a "PIK Note"), on the Notes to the persons who are registered Noteholders at the close of business on the Payment Date. If the Company elects to pay cash interest, it shall be in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Noteholder's registered address.

        2. Maturity. This Note may not be voluntarily prepaid by the Company as to principal and interest without the consent of Noteholder and will mature as to principal and accrued interest on the fourth (4th) anniversary date of issuance (the "Maturity Date"); provided that, at the option of the Noteholder, the Note shall mature with respect to up to fifty percent

(50%) of the principal amount plus accrued interest applicable to such principal on the third (3rd) anniversary date of issuance (the "Early Maturity Date"), by written notice to the Company given not later than ten (10) business days prior to the Early Maturity Date. Upon the Early Maturity Date, if there is one, the Noteholder may elect, at the sole option of such Noteholder, to receive in cash all accrued but unpaid interest on the principal amount of the Note due on such date, by written notice to the Company not later than ten (10) business days prior to the Early Maturity Date. If no such election is made by the Noteholder, the accrued but unpaid interest due on the Early Maturity Date shall be paid by issuance of a PIK Note instead of cash in the principal amount of the accrued interest then due. The Company will give thirty (30) days prior written notice to each Noteholder of the Maturity Date and the Early Maturity Date.

        3.      Conversion.

                3.1 At Any Time Prior to Maturity. Unless and to the extent theretofore retired in part pursuant to Section 2 hereof, the entire principal amount outstanding under this Note, plus accrued and unpaid interest, may at any time after the date hereof be converted, in whole or in part, into shares of Common Stock, par value $0.01 per share ("Common Stock" or "Shares") of the Company, at the rate of one share for each $1.00 (the "Conversion Price") in principal amount of this Note plus accrued and unpaid interest applicable to the principal amount so converted on the tenth (10th) business day following the receipt by the Company of written notice of conversion as to all or any part of the principal amount of this Note ("Conversion Date").

                3.2 No Payments; Fractional Shares. On conversion, no payment or adjustment for interest or principal will be made. The Company, in lieu of any fractional shares, will make a cash payment in an amount equal to the fair value of such fractional interest as determined by the Board of Directors of the Company as of the close of business on the business day immediately preceding the Conversion Date.

                3.3 Adjustment to Conversion Price. The Conversion Price will be adjusted as follows:

                        3.3.1 Adjustment for Combinations, Consolidations, Subdivisions or Stock Dividends of common Stock. In case at any time the shares of Common Stock then outstanding shall be combined into a lesser number of shares, whether by reclassification, recapitalization, reduction of capital stock, or otherwise, then the Conversion Price shall be proportionately increased. In case at any time any shares of Common Stock shall be issued as a dividend on outstanding shares of Common Stock or shall be issued upon subdivision, reclassification, recapitalization, or otherwise of outstanding shares of Common Stock, the Conversion Price shall be proportionately adjusted.

                        3.3.2 Adjustment for Merger or Reorganization etc. Subject to Section 3.4 hereof, in the case of the consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, each Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Note would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance.

                        3.3.3 Certificate as to Adjustment. Any Conversion Price determined or adjusted as herein provided shall remain in effect until further adjustments as required herein are made. Upon each adjustment of the Conversion Price, a written instrument signed by an officer of the Company setting forth such adjustment and the computation and a summary of the facts upon which it is based and the resolutions, if any, of the Board of Directors passed in connection therewith shall forthwith be prepared and maintained at the principal office of the Company for inspection by the Noteholders and any adjustments so evidenced, made in good faith, shall be binding upon all Noteholders and upon the Company.

                3.4 Merger. The Company may not consolidate or merge into, or transfer or lease (other than in the ordinary course of business) all or substantially all of its assets to another entity (except a transfer to a wholly owned subsidiary) unless that entity is a domestic corporation, the entity assumes all of the Company's obligations under the Notes, and the transaction will not result in an event of default under the Notes. If the Company engages in such a transaction, or enters into any other merger which reclassifies or changes the terms of the outstanding Common Stock, the person obligated to deliver securities, cash, or other assets upon conversion of the Notes must enter into a supplemental note, and thereafter the Company shall be relieved of all obligations and covenants under the Notes. The supplemental note must provide that the Noteholders will receive securities, cash or assets equivalent to those which the Noteholders would have received had they converted Notes immediately prior to the effective date of the transaction, with adjustments equivalent to those otherwise provided for in the Note.

        4. Subordination. The payment of the principal of, and interest on the Notes and any amendments or replacements thereof and any other security interest, lien, claim or right now or hereafter asserted by the Noteholder with respect to any indebtedness of the Company to the Noteholder, shall be subject, junior and subordinate, in all respects, to the prior payment in full of all indebtedness of the Company to Lyon Credit Corporation ("Indebtedness to Lyon Credit"), and to any security interest, lien, claim or right now or hereafter asserted by Lyon Credit Corporation or its successors and assigns with respect to such Indebtedness to Lyon Credit or with respect to any collateral therefor. Indebtedness to Lyon Credit shall include, but shall not be limited to, all principal, unpaid interest, penalties, costs, fees, premiums and other amounts due Lyon Credit Corporation, or its successors or assigns, pursuant to that certain Security Agreement, by and between Lyon Credit Corporation and the Company dated as of March 15, 1999, any related loan, security, financing and other agreement, documents or loan instruments and any amendments to or replacements of any of the foregoing. The Noteholder further agrees, that upon the occurrence of an Event of Default (as such term is defined in the documentation for any Indebtedness to Lyon Credit) and without notice of such Event of Default to the Noteholder, (x) Lyon Credit Corporation, or its successors or assigns, are entitled to be paid all Indebtedness to Lyon Credit Corporation before the Noteholder is entitled to receive any payments in respect of the Notes, (y) the Company may not make any payments to the Noteholder or with respect to the Notes until such payment of all outstanding Indebtedness to Lyon Credit Corporation has been made in full in cash and (z) for a period not to exceed one hundred and eighty (180) days following such Event of Default the Noteholder may not pursue any enforcement action against the Company. Any payments made to the Noteholder in violation of this Section 4 shall be held in trust for the benefit of Lyon Credit Corporation (or its successors or assigns) and turned over upon the demand of Lyon Credit Corporation. The Noteholder hereby acknowledges and agrees that Lyon Credit Corporation has relied on the representations, warranties, covenants and agreements contained herein, in the Private Offering Memorandum of the Company relating to the Notes and in the Agreement (as defined in Section 5 hereof) in connection with Lyon Credit Corporation's consent to the issuance of this Note and extension of credit to the Company and that Lyon Credit Corporation and the holders of any Indebtedness to Lyon Credit Corporation shall be deemed third party beneficiaries hereunder and thereunder.

        5. Note Purchase Agreement. This Note is one of several Notes issued pursuant to that certain Note Purchase Agreement dated as of March 30, 1999 (the "Agreement"), by and between the Company and the Noteholder, who are both subject to, and entitled to the benefits of, the Agreement. Notwithstanding any provisions to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Agreement. Reference to the Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

        6. Unsecured. The Notes are unsecured subordinated general obligations of the Company.

        7.      Transfer. The Notes may not be transferred.

        8. Persons Deemed Owners. The registered Noteholder of a Note may be treated as its owner for all purposes.

        9. Amendments. Without the consent of the Noteholder, the Note may not be amended.

        10. Defaults and Remedies. The occurrence of any one or more of the following shall constitute an event of default hereunder ("Event of Default"):

                10.1 The Company fails to pay any interest on this Note within thirty (30) days after the date when the same shall become due, according to the terms hereof; or

                10.2 Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company, or any order, judgment or dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition.

        11. Waiver of Default. Any Event of Default may be waived only with the consent of Noteholder. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

        12. Remedies. Upon the occurrence and continuance of any Event of Default, Noteholder may, at its option, exercise all rights available at law or in equity.

        13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability to the Company under the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        14. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the address set forth opposite each such party's name on the signature page or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                THE SECURITIES REPRESENTED BY THIS NOTE (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, OR EXEMPTION, REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES PRESENTED BY THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

Dated:  March 30, 1999

                              CALIFORNIA BEACH RESTAURANTS, INC.
                              17383 Sunset Boulevard, Suite 140
                              Pacific Palisades, California 90272
                              Ph: (310) 459-9676
                              Fax: (310) 459-9356

(SEAL)

                              By:_______________________________________________
                                 Alan Redhead, President


                              By:_______________________________________________
                                 Samuel E. Chilakos, Vice President

                Noteholder:   _________________________________________

                Address:      _________________________________________



                Fax:          (_______)________________________________

                                  SCHEDULE 1.1

                  LIST OF PURCHASERS, PRINCIPAL AMOUNT OF NOTES


                                                                                                  Principal Amount
                       Name                                                                           of Notes
                       ----                                                                       ----------------
Jefferson W. Asher, Trustee of Trust A under the Asher Family Trust dated 8-5-82...........        $   25,000.00
Eli Broad..................................................................................        $  500,000.00
John C. Cushman III, Trustee of the Cushman Family Trust...................................        $  150,000.00
Howard W. Higholt, M.D.....................................................................        $  100,000.00
Arnold Phillip Lieberman and Corinne M. Lieberman, Trustees of the Marital Trust, under
Declaration of the Lieberman Family Trust, dated August 2, 1989............................        $  100,000.00
Charles W. Luther and Joan B. Luther, Trustees of the Luther Trust.........................        $   50,000.00
Alan Redhead...............................................................................        $  100,000.00
Sand and Sea Partners......................................................................        $  775,000.00
                                                                                                   -------------
                                                                                                   $1,800,000.00

                                  SCHEDULE 3.2

                                OPTIONS, WARRANTS


NAME OF OPTIONEE                    DATE OF GRANT              AMOUNT ISSUED          OPTION PRICE       AMOUNT VESTED
Alan Redhead                        July 28, 1992                    335,000                  0.83             335,000
Steve Herbert                       March 13, 1995                    42,000                  0.83              42,000
                                    June 20, 1997                      8,000                  0.83               3,500
Jefferson W. Asher, Jr.             March 13, 1995                    32,000                  0.83              32,000
DeAnna Corbit                       June 20, 1997                     10,000                  0.83               4,250
Fabian Grijalva                     June 20, 1997                     10,000                  0.83               4,250

                                  SCHEDULE 3.8

                                 LAW VIOLATIONS


                                      None

                                  SCHEDULE 3.9

                                  SUBSIDIARIES


                                                                    STATE OF
SUBSIDIARY NAME                                                     INCORPORATION


Sea View Restaurants, Inc.                                          California

California Beach Entertainment(1)                                   California


(1) - Subsidiary currently has no operations.

                                  SCHEDULE 3.11

                               PENDING LITIGATION



                                      None

                                  SCHEDULE 3.12

                                      LIENS


                                      None

                                SCHEDULE 3.16(b)

                              BREACH OF AGREEMENTS


                                      None

                                  SCHEDULE 3.17

                                    LICENSES


Liquor Licenses

__ License Number 47-239083 (Type 47 On-Sale General and Type 58 Caterer's Permit) -- issued to Sea View Restaurants, Inc.

__ License Number 47-239084 (Type 47 On-Sale General and Type 47 On-Sale General Duplicate) -- issued to Sea View Restaurants, Inc.

Business Licenses

__      City of Beverly Hills -- 1999 Certificate Number B0094912 (RJ's The Rib
        Joint).

__      City of Beverly Hills -- 1999 Certificate Number F0000935 (RJ's The Rib
        Joint).

__      City of Los Angeles -- 1999 Account Number 775647-30 (Gladstone's)

                                  SCHEDULE 3.20

                               REGISTRATION RIGHTS


Securities Purchase Agreement dated December 22, 1994

Stock Purchase Agreement with Bank of America dated December 22, 1994

Registration Rights Agreement dated March 30, 1990